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                              KEYNOTE SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      Keynote Systems Chief Executive Officer to Cancel Stock Option Grant

San Mateo, Calif. -- March 4, 2009 -- Keynote Systems, Inc. (NASDAQ: KEYN) announced today that Umang Gupta, its Chief Executive Officer has agreed to the cancellation of a stock option grant to purchase 400,000 shares of Common Stock at an exercise price of $14.99 per share granted on November 6, 2007 upon the passage of Proposal No. 2, the proposal to extend the term of Keynote's 1999 Equity Incentive Plan (the "Plan"), at Keynote's adjourned Annual Meeting of Stockholders on Friday March 6, 2009. As previously announced, the adjournment of the Annual Meeting is with respect to Proposal No. 2 only and the adjourned Annual Meeting will be reconvened at 10:00 a.m., Pacific Time, on Friday, March 6, 2009 at its executive offices at 777 Mariners Island Boulevard in San Mateo, California.

     Keynote has filed a proxy statement pursuant to which Keynote is soliciting proxies in connection with seeking stockholder approval of the extension of the Plan with the Securities and Exchange Commission (the "SEC"). Stockholders are urged to read the proxy statement and other relevant documents filed with the SEC.